POWER OF ATTORNEY

        The undersigned officer and/or director of EMERGING GAMMA CORPORATION, a Delaware corporation (the "Corporation"), hereby constitutes and appoints Jerry
W. Jarrell and D.B.H. Chaffe III, and each of them, with full power of substitution and resubstitution, as attorney to sign for the undersigned in any and all capacities the Corporation's Annual Report on Form 10-KSB for the year ended March 31, 1999 and any and all amendments thereto, with the Securities and Exchange Commission and with full power and authority to do and perform any and all acts and things whatsoever required and necessary to be done in the premises, as fully to all intents and purposes as the undersigned could do if personally present. The undersigned hereby ratifies and confirms all that said attorney-in-fact and agent, or any of his substitute or substitutes, may lawfully do or cause to be done by virtue hereof and incorporate such changes as any of the said attorneys-in-fact deems appropriate.



Burt H. Keenan

June 17, 1999




                                                        18